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                                  EXHIBIT 10.4

                       AGREEMENT BETWEEN THE COMPANY AND
                      WENTHUR & CHACHAS DATED JUNE 6, 1996.
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                                   AGREEMENT

        This Agreement is effective as of June 6, 1996, and is by and between Wenthur & Chachas and Sionix Corporation, a Utah Corporation, hereinafter ("Sionix").

                                    RECITALS

        A. Whereas, Wenthur & Chachas has provided general, tax, corporate, litigation and securities legal services to Sionix. As of May 24, 1996, Sionix was indebted to and owed Wenthur & Chachas the sum of $29,901.48, which amount has and will continue to increase as a result of additional legal services provided by Wenthur & Chachas to Sionix.

        B. Whereas, Sionix hereby desires to acknowledge that such amount is owing to Wenthur & Chachas and further agrees to provide for the issuance of 17,500 shares of the Common Stock of Sionix to Wenthur & Chachas, for services provided by George G. Chachas to Sionix after normal business hours and for services and assistance to be provided in the preparation of an S-8 Registration statement.


                                   AGREEMENT

        NOW WHEREFORE SIONIX AGREES AS FOLLOWS:

        1. Sionix hereby acknowledges and agrees that it is indebted to Wenthur & Chachas for general, tax, corporate, litigation and securities legal services provided to Sionix. Sionix further acknowledges that as May 24, 1996, Sionix was indebted to and owed Wenthur & Chachas the sum of $29,901.48, which amount has and will continue to increase as a result of additional legal services provided by Wenthur & Chachas to Sionix.

        2. Sionix agrees to pay Wenthur & Chachas as soon as possible in full for all amounts owing by Sionix to Wenthur & Chachas. Until such time as Sionix is able to pay its bill in full, Sionix agrees to pay to Wenthur & Chachas a minimum of $5,000 per month by the fifteenth day of each month.

        3. Not withstanding the minimum payment to be made by Sionix as provided in paragraph 2 above, Sionix further agrees that Wenthur & Chachas, at its discretion may cease to provide legal services to Sionix and proceed with collection of the amounts due and owing, if the amount owing by Sionix to Wenthur & Chachas continues to grow rather than be paid down at an acceptable rate as determined in the sole discretion of Wenthur & Chachas.

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        4. In addition, as separate and distinct consideration and in no way effecting or reducing the amount owed by Sionix to Wenthur & Chachas for legal services provided to Sionix, Sionix hereby agrees to issue and hereby authorizes and instructs its transfer agent to issue 17,500 shares of Common Stock to Wenthur & Chachas, for services provided by George G. Chachas to Sionix after normal business hours and for services and assistance to be provided in the preparation of an S-8 Registration statement and a Common Stock Warrant which entitles George G. Chachas to subscribe for and purchase an additional 17,500 shares of the Common of Sionix at an exercise price of $5.50 per share for a period of two years.

        Additionally, Sionix agrees that in addition to the shares of Michael A. Taylor which are to be registered under such S-8 registration statement, that the 17,500 shares issued to George G. Chachas shall be included in those shares to be registered under said S-8 registration.

        5. After the account and all invoices between Sionix and Wenthur & Chachas are brought current, any and all future invoices will be due and payable on the standard 10 day basis as before.

        6. If any legal action is brought to enforce or interpret this Agreement Sionix agrees to pay all costs and attorneys fees incurred by Wenthur & Chachas.

        7. By execution of this Agreement the executing party warrants that he or she has the requisite corporate authority to execute this Agreement and that the same has been approved by action of the Board of Directors.

        8. Sionix acknowledges that Sionix is freely and voluntarily executing this Agreement after having been advised to seek separate independent counsel of Sionix's choice for advise regarding the obligations of Sionix created by this Agreement and any other legal rights pertaining to this Agreement. Sionix has either been apprised of all relevant information and legal rights by legal counsel of its own choice or has voluntarily chosen not to seek the advised of independent counsel for advise relating to this Agreement. Sionix in executing this Agreement does not rely on any inducements, promises, or representations made by the Wenthur & Chachas or George G. Chachas [ SDF ] Initials.

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        9. This agreement shall be governed by and construed in accordance with the laws of the State of California.

        10. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

        11. It is expressly agreed that the parties may execute this Option via facsimile signature and such facsimile signature pages shall be treated as originals for all purposes.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date set forth below.


                                         SIONIX CORPORATION
                                         A UTAH CORPORATION


Dated:  6/6/96                           /s/ Michael A. Taylor
       ------------------------          -------------------------------
                                         By: Michael A. Taylor
                                         Title: Chief Executive Officer


Dated:  6/6/96                           /s/ Jack F. Moorehead
       ------------------------          -------------------------------
                                         By: Jack F. Moorehead
                                         Title: President



Dated:  6/6/96                           /s/ S. Donna Friedman
       ------------------------          -------------------------------
                                         By: S. Donna Friedman
                                         Title: Secretary


                                         WENTHUR & CHACHAS

Dated:  6/6/96                           /s/ George G. Chachas
       ------------------------          -------------------------------
                                         By: George G. Chachas

Dated:  6/6/96                           /s/ George G. Chachas
       ------------------------          -------------------------------
                                         George G. Chachas, individually

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